US Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 11, 2000

                             CONECTISYS CORPORATION
             (Exact name of registrant as specified in its charter)

          Colorado                 33-3560D                 84-1017107
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)          File Number)           Identification No.)

                     24307 Magic Mountain Parkway, Suite 41
                           Valencia, California 91355
               (Address of principle executive offices) (Zip Code)

       Registrant's telephone number, including area code: (661) 295-6763

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Form 8-K: Dated: September 11, 2000
CONECTISYS CORPORATION
Commission File # 33-3560D

Item 5- Other Events

New President Appointed

Today Conectisys Corporation Board of Directors nominated and appointed Rodney
W. Lighthipe as its new President.

Mr. Lighthipe was formerly the Power Contracts Manager from 1974-1980 for Southern California Edison in which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electrical power. He was also Research Manager from 1980-1987 and organized an International Consortium of Companies for the design, construction and operation of the world's largest Coal Gasification plant.

Mr. Lighthipe also served as the Director of Research from 1992-1996 for San Diego Gas & Electric and was responsible for the development and deployment of new technologies. Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems.

Mr. Lighthipe as also acted as a Consulting Engineer in the energy and telecommunications fields.

Mr. Lighthipe served two tours of duty in Vietnam as a Lieutenant in the United States Navy.

Registrant believes Mr. Lighthipe will enable the HNet System to gain immediate acceptance in the newly deregulated energy market.


Dated: September 22, 2000                        /s/ Robert A. Spigno
                                                 ROBERT A. SPIGNO, CEO